Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Save Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock	457(o)	—	—	—	—	—

	Other	Warrants	457(o)	—	—	—	—	—

	Equity	Units	457(o)	—	—	—	—	—

	Unallocated (Universal) Shelf	(1)	457(o)	$100,000,000	—	$100,000,000	0.0000927	$9,270

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$100,000,000		$9,270
	Total Fees Previously Paid							$0.00	—
	Total Fee Offsets							$0.00	—
	Net Fee Due							$9,270

(1)	There is being registered hereunder an indeterminate number of shares of common stock, warrants to purchase common stock, and units, consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.